Exhibit 99.1

Seagen Stockholders Approve Acquisition by Pfizer

05/30/23

BOTHELL, Wash.—(BUSINESS WIRE)—Following a special meeting of its stockholders, Seagen Inc. (Nasdaq: SGEN) today announced that its stockholders voted to approve a proposal to adopt the previously announced merger agreement under which Pfizer will acquire Seagen for $229 per share in cash. More than 99% of the shares voted at the meeting, representing approximately 88% of the shares of Seagen common stock issued and outstanding as of the record date for the special meeting, were voted in favor of the proposal to adopt the merger agreement.

“We are pleased with the outcome of today’s special meeting vote to approve Seagen’s acquisition by Pfizer and thank our stockholders for their support for this compelling transaction,” said David Epstein, Chief Executive Officer of Seagen. “The affirmative vote brings us one step closer to joining with Pfizer to accelerate our ability to deliver transformative cancer medicines to more patients in need around the world.”

Seagen will file the final, certified voting results in a Form 8-K with the U.S. Securities and Exchange Commission.

Subject to the fulfillment of customary closing conditions, including receipt of required regulatory approvals, the acquisition is expected to close in late 2023 or early 2024.

About Seagen

Seagen is a global biotechnology company that discovers, develops and commercializes transformative cancer medicines to make a meaningful difference in people’s lives. Seagen is headquartered in the Seattle, Washington area, and has locations in California, Canada, Switzerland and the European Union. For more information on the company’s marketed products and robust pipeline, visit www.seagen.com and follow @SeagenGlobal on Twitter.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth in this press release, including statements as to the expected timing, completion and effects of the proposed transaction between Seagen and Pfizer, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, expected closing of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Seagen and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of Seagen and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of Seagen to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on Seagen’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed merger or the proposed merger.

Discussions of additional risks and uncertainties are contained in Seagen’s filings with the SEC. Seagen is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

For Investors

Douglas Maffei, Ph.D.

Vice President, Investor Relations

(425) 527-4881

dmaffei@seagen.com

For Media

David Caouette

Vice President, Corporate Communications

(310) 430-3476

dcaouette@seagen.com